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                                    VOICENET, INC.
                                 380 Lexington Avenue
                               New York, New York 10168

                                                                 January  , 1997
FAI Insurances Limited
FAI Insurance House
185 Macquarie Street
Sydney, New South Wales

Dear Sirs:

       Voicenet, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "International Advisor"), an aggregate of up to 337,500 investment units, which total amount shall be set forth on the signature page hereto (the "Firm Units"), each Firm Unit shall have a price of $8.00 and consist of (a) one Share of common stock, par value $.001 per share (the "Common Stock"), of the Company and (b) one Common Stock Purchase Warrant ("Warrants") entitling the registered holder thereof to purchase one share of Common Stock at a purchase price of US$12.50 per share, subject to adjustment under certain circumstances, during the period commencing on the date of the Prospectus and terminating two years from the date of the Registration Statement. The Company will have the right to redeem the Warrants at $.05 per Warrant upon thirty days' written notice at any time prior to expiration, commencing upon issuance when the closing bid price or closing price of the Common Stock on each of ten consecutive trading days shall have exceeded $18.75 per share. Pursuant to the Registration Statement, the Company is offering a minimum of 750,000 Units (US$6,000,000) and a maximum of 1,250,000 Units (US$10,000,000).The Firm Units being purchased by the International Advisor hereunder are included within and part the total offering described in the Registration Statement.

       On the basis of, and subject to, the terms and conditions herein set forth, the International Advisor is hereby appointed the exclusive International Advisor of the Company during the offering period, as described the Registration Statement (the "Offering Period"). This is to confirm the arrangement with respect to the purchase of the Units as follows:

       1. OFFERING BY THE REGISTRATION STATEMENT. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2, including the related preliminary prospectus, for registration under the Securities Act of 1933, as amended (the "Act"), of the Units, and may have prepared and filed one or more amendments thereof. Such registration statement, including the prospectus, financial statements, exhibits and all other documents filed as a part thereof or incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, when it shall become effective, is herein referred to as the "Registration Statement."

     2. FIRM PURCHASE OBLIGATION. Subject to the terms and conditions of this Agreement and the Registration Statement, the Company agrees to issue and sell to the International Advisor, and the International Advisor agrees to buy from the Company, on a "firm commitment" basis, at the place and time hereinafter specified, the Firm Units, at a purchase price of $8.00 per Firm Unit.

    3. COMPENSATION. As compensation for its services, the International Advisor shall be entitled to payment of an aggregate discount equal to eight (8%) percent of the aggregate gross proceeds from the sale of the Firm Units. Tthe International Advisor shall also be entitled to a reimbursement for nonaccountable in an amount equal to one (1%) percent of the aggregate gross proceeds from the sale of the Firm Units.

    4. DELIVERY AND PAYMENT. The closing of the minimum offering of 750,000 Units, including those being subscribed by the International Advisor, is a condition to the obligations of the Company to close and accept the subscription of the up to 337,500 Firm Units being purchased hereunder. Pending the closing on the Closing Date, the International Advisor shall deposit into the separate special subscription bank escrow account maintained at Chase Manhattan Bank NA, all subscription monies with respect to the Units purchased or placed by the International Advisor.

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       4.   OFFERING OUTSIDE UNITED STATES.  It is understood that, as soon on or after the effective date of the Registration Statement as it deems advisable, the International Advisor may offer the Units for sale to the public as set forth in the Registration Statement. The International Advisor represents and agrees that (a) it is not purchasing the Units for the account of any U.S. Person (as defined below) and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Units or distribute such Units within the United States or to any U.S. Person. As used herein, "U.S. Person" means any citizen or resident of the United States, any corporation, pension, profit sharing or other trust or other entity organized under or governed by the laws of the United States or any political subdivision thereof (other than the foreign branch of any United States person), any estate or trust the income of which is subject to United States federal income taxation, and any United States branch of a person other than a United States person.

       5. INDEMNIFICATION. In addition to any liability which the Company may have under this Agreement or as a matter of law and subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the International Advisor, its officers, directors, employees and agents and each person, if any, who controls the International Advisor within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, by which they or any one of them may become subject under the Act, the 1934 Act or any other federal or state statutory law or regulation, at common law or otherwise, (i) arising out of, based upon or in connection with any untrue or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed, or any amendment thereof, or any preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto or in any application or any other document (in this Section collectively called an "Application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Units, the Shares or the Warrants under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange, or (ii) arising out of, based upon or in connection with, the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof); PROVIDED, HOWEVER, that the Company will not be liable to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company as stated herein by or on behalf of and with respect to the International Advisor specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

       6. Notices. All communications hereunder will be in writing and effective only on receipt at the appropriate address set forth at the beginning of this Agreement by certified or registered mailed, express deliverly or telecopied or telegraphed.If a communication is to be sent to the Company , a copy shall also be sent to Epstein, Becker & Green, P.C., 250 Park Avenue, New York, New York 10177, attention: David E. Fleming, Esq.

       7. APPLICABLE LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any principles of conflicts of law.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof.

                                  Very truly yours,
                                  VOICENET, INC.

                                  By:________________________________________

                                       Frank Carr
                                       President & Chief Executive Officer
Agreed and accepted as of
the date first above written.

AMOUNT SUBSCRIBED:
________ Units at $8.00 per Unit

FAI INSURANCES LIMITED

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By:________________________________